NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: August 2, 2013

6% Secured SUBORDINATE CONVERTIBLE NOTE

THIS 6% SECURED SUBORDINATE CONVERTIBLE NOTE is a duly authorized and validly issued 6% Convertible Note of Chanticleer Holdings, Inc., a Delaware corporation, having its principal place of business at 11220 Elm Lane, Suite 203, Charlotte, North Carolina 28277 (the “Company”), designated as its 6% Convertible Note (this debenture, the “Debenture” and, collectively with the other such series of debentures, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to Holder, or Holder’s assigns, the principal sum of ________ dollars ($_______) by the thirty six (36) month anniversary following the issuance of the Debenture (the “Maturity Date”) or such earlier date as this Debenture is permitted to be repaid as provided hereunder, to pay interest to the Holders on the aggregate unconverted and then outstanding principal amount of this Debenture at the non-compounded rate of six percent (6%) per annum, payable quarterly beginning on the Original Issue Date and continuing thereafter until the Maturity Date. Further, the Company promises to pay the Holders each ten percent (10%) of net income paid quarterly for the life of the locations acquired using Holders’ funds and/or ten percent (10%), pro rata, of net proceeds upon sale of said locations, regardless of whether or not the Holder redeems or converts his or her note,. For avoidance of doubt, the ten percent (10%) referenced in the previous sentence shall apply to the three million dollars ($3,000,000.00) paid by Holders and Holder’s share shall be pro rata. Company shall acquire the Nottingham UK location with Holder’s funds and other locations as Company may determine. Additionally, Holders shall receive three hundred thousand (300,000) three (3) year warrants with a strike price of three dollars ($3) per share. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, and other amounts, which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”). Principal and/or interest may be converted into shares of Common Stock pursuant to Section 2. Interest shall cease to accrue with respect to any principal amount converted. Holders’ investment of $3,000,000.00 shall be contingent upon the consummation of the purchase of the Nottingham, England location. In the event the purchase does not occur by September 30, 2013, Holder, at his election, in their sole and absolute discretion, may request to redeem the Debenture or any portion thereof, for a period of sixty (60) days thereafter.

This Debenture is subject to the following additional provisions:

1.           Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; or (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company.

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Indebtedness” shall mean as to any person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including, without limitation, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note), or (v) any guaranty of Indebtedness for borrowed money.

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“Notice of Conversion” means a notice in the form of Attachment A.

“Original Issue Date” means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“SEC” means U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

”Senior Debt” means all Indebtedness of the Company, created incurred or assumed at any time prior to the date of this Debenture that is (i) by its terms, or the terms of the instrument creating or evidencing it, characterized as senior debt entered into for the purpose of financing equipment purchases or leases, (ii) secured by any assets of the Company, or (iii) owed to any bank, insurance company or other institutional lender, unless such Indebtedness, by its terms or the terms of the instrument creating or evidencing it is subordinate in right of payment to or pari passu with this Debenture. Company acknowledges that the Paragon Bank credit line is the only debt that is senior to this Debenture.

“Significant Subsidiary” as used has the same meaning as defined in Rule 405 of the Securities Act: The term means a subsidiary which meets any of the following conditions:

(a)          The Company’s and its other subsidiaries' investments in and advances to the subsidiary exceed ten percent (10%) of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged or to be exchanged by the Company exceeds ten percent (10%) of its total common shares outstanding at the date the combination is initiated); or

(b)          The Company's and its other subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds ten percent (10%) of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(c)          The Company's and its other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10 percent of such income of the Company and its subsidiaries consolidated for the most recently completed fiscal year.

“Subscription Agreement” means that certain subscription agreement entered into by the Company and the Holders with respect to the Holders’ purchase of Debentures from the Company.

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“Trading Day” means a day on which the principal market or exchange, on which the Common Stock is listed or quoted for trading, is open (e.g. the Nasdaq Capital Market, the NYSE AMEX Equities Exchange, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets as operated by Pink OTC Markets, etc.).

“Voluntary Conversion Price” means the conversion prior to maturity into the same securities or the same terms as the subsequent capital raised in connection with a public offering of the Company’s securities. The conversion price shall be calculated as ninety percent (90%) of the average closing price the ten (10) days prior to conversion, unless the Company has an offering pending. If there is an offering pending, the conversion price would be the same price as the offering.

Conversion of Outstanding Balance. Beginning six (6) months after the Original Issue Date and until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into fully paid and nonassessable shares of Common Stock at the option of the Holder, upon thirty (30) days’ written notice to the Company, at the Voluntary Conversion Price, or at a subsequent offering. The number of shares of Common Stock into which the Debenture may be converted shall be determined by dividing the aggregate principal amount together with all accrued interest to the date of conversion by the Voluntary Conversion Price. The conversion price is subject to a floor of one dollar ($1 USD) per share. The Company stock is subject to a nineteen and nine tenths percent (19.9%) beneficial ownership limitation; any ownership by one individual investor of more than nineteen and nine tenths percent (19.9%) of the Company stock requires approval by the Company’s shareholders. Additionally, the Company is subject to a nineteen and nine tenths percent (19.9%) issuance limitation for the 300,000 warrant issuance and $3,000,000 Secured Subordinate Convertible Note both referred to in the Subscription Agreement dated August 2, 2013 Any issuance of Company common stock from this particular transaction above nineteen and nine tenths percent (19.9%) of the total outstanding shares as of June 26, 2013 requires Shareholder approval. The Company intends to seek required Shareholder approval if necessary.

(a)          Mechanism to Effect Conversions. The Holders shall effect any conversions under this section by delivering to the Company a fully completed Notice of Conversion. To effect conversions hereunder, the Holders shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding amount of this Debenture in an amount equal to the applicable conversion. The Holders and the Company shall maintain records showing the amount(s) converted and the date of such conversion(s). The Holders, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted amount of this Debenture may be less than the amount stated on the face hereof.

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(b)          Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance under this Section 2, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, not less than such aggregate number of shares of the Common Stock as shall be issuable under this Section 2 (taking into account the adjustments and restrictions of Section 3). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company also covenants that the underlying shares of Common Stock that will be issued upon conversion of the Debenture and the common stock underlying warrants (the "Warrants") to be issued upon conversion will be fully registered as part of the anticipated firm commitment stock offering the Company intends to conduct to raise three million dollars ($3,000,000) (the "Offering").  Further, we acknowledge that if the Offering either is not filed within four weeks from the Original Issue Date or if the Offering is not declared effective by the Securities and Exchange Commission (the "SEC") within 2 months from the date of filing the registration statement, then the Company will immediately offer registration and piggy-back rights to our potential investors (the "Investors") for any subsequent offering if the Offering is not consummated.

(c)          Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, issue, in lieu of the final fraction of a share, one (1) whole share of Common Stock.

(d)          Transfer Taxes. The Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate(s) upon conversion in a name other than that of the Holders of this Debenture converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. All transfers to be made under this Agreement shall be made in cleared funds, without any deduction or set-off and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law. If Company is compelled to make any such deduction, it will pay to Holders such additional amounts as are necessary to ensure receipt by Holder of the full amount which that party would have received but for the deduction. For example, in the event Holder incurs tax liability for self-employment taxes as a result of the grant of the shares herein, Company shall pay such tax liability.

(e)          Board Seat. The Company provides that Wes Trombley shall have one seat on the Company’s Board of Directors, subject to The NASDAQ Stock Market and SEC requirements and Board of Directors approval, so long as the Holders hold debt equal in value to at least 25% of the amount invested as of the date of this Debenture or have an equity interest in the Company representing no less than 10% of the number of shares originally issued to the Holders upon conversion. By way of example only, if Holders convert the Debenture into equity and are issued 100 shares, Wes Trombley will have one seat on the Company’s Board of Directors as long as Holders hold at least 10 shares of the Company’s stock. Subject to the conditions set forth in this paragraph, the Company shall agree to nominate such board nominee. It is further agreed that the Company’s initial nomination, of such nominee, shall be no later than its 2013 Annual Meeting.

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2.           Certain Adjustments.

(a)          Stock Dividend; Reclassifications; Recapitalizations; Etc. While this Debenture is outstanding, in the event the Company: (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the Voluntary Conversion Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Voluntary Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

(b)          Combination; Liquidation. While this Debenture is outstanding, in the event of a Combination (as defined below), each Holder shall have the right to receive upon conversion of the Debenture the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Debenture been converted immediately prior to such event (subject to further adjustment in accordance with the terms hereof). The Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will assume by written instrument the obligations under this Section 2 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. "Combination" means an event in which the Company consolidates with, merges with or into, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or sells all or substantially all of its assets to another Person. In the event Company remains a surviving entity after the sale of all or substantially all of its assets to another Person, Company shall remain secondarily liable to Holders in the event of non-payment by the other Person upon a request for redemption by Holders. In the occurrence of an event combination where consideration to the Holders of Common Stock in exchange for their shares is payable solely in cash or the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, at their election upon surrender of their Debenture, distributions on an equal basis with the holders of Common Stock or other securities issuable upon conversion of the Debenture, as if the Debenture had been converted immediately prior to such event. Notwithstanding anything to the contrary contained herein, in the event of a Combination, Holders shall have the right to request redemption of the Debenture or any portion thereof.

(c)          Notice of Adjustment. While this Debenture is outstanding, should the Company propose to take any action set forth in Section 2(a) or 2(b), the Company shall send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Debenture Register, and shall specify the record date for the proposed event, shall briefly indicate the effect of the proposed event on the securities or property issuable upon the conversion of the Debenture, and shall indicate the effect of the proposed event, if any, on the Voluntary Conversion Price (after giving effect to any adjustment pursuant to Section 2).

3.           Events of Default.

(a)          “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

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(i)          any failure to pay the principal amount of the Debenture or interest and other amounts owing to a Holder of the Debenture, as and when the same shall become due and payable or when the Debenture is not paid upon request for redemption as provided for under the terms and conditions of this Agreement, which default is not cured within ten (10) Business Days;

(ii)         the Company shall materially fail to observe or perform any other covenant or agreement contained in the Debenture which failure is not cured, within 10 Business Days after notice of such failure sent by the Holder;

(iii)        any representation or warranty made in this Debenture, the Subscription Agreement, or the Warrant shall be untrue or incorrect in any material respect as of the date when made and shall not have been cured within ten (10) Business Days after written notice of such breach; or

(iv)        the Company shall be subject to a Bankruptcy Event.

(b)          Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Debenture plus accrued but unpaid interest, shall become, at the Holders’ election, immediately due and payable in cash. Upon the occurrence and during the continuation of an Event of Default (after the tolling of all applicable cure periods), the interest rate on this Debenture shall increase to the lesser of twenty one percent (21%) per annum or the maximum rate permitted under applicable law. In connection with any acceleration described herein, the Holders need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holders may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. The Holders shall have all rights as a holder of the Debenture until such time, if any, as the Holders receive full pro rata payment according to the original investment pursuant to this Section.

4.           Security. The Company has granted a security interest, subordinate only to the senior security interest held by Paragon Bank, in all of the company’s right, title and interest in, to and under all assets held by the Company, as provided in the Security Agreement. As to the locations purchased by the Holder’s funds, the Company grants a senior lien to the Holders.

(a)          Subordination. The Company hereby covenants and agrees, and the Holders of this Debenture, by such Holders’ acceptance hereof, hereby consents, covenants, and agrees that, to the extent and in the manner hereinafter set forth in this Section 4, the Indebtedness of the Company for or on account of principal and interest in this Debenture, is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt. Specifically, in regards to all of Company’s assets other than that purchased by the Holder’s funding, the Indebtedness of the Company is subordinate only to the Company’s seven hundred and fifty thousand dollar ($750,000) line of credit with Paragon Bank (“Senior Creditor”).

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5.           Indemnification.

(a)          Company (the "Indemnifying Party") shall indemnify Holders ("Indemnified Party") from and against any and all third party suits and claims, as well as any resulting damages, attorneys’ fees, and other expenses (collectively, the "Claims") for actions related to this agreement or arising out of the breach of any representation, warranty, covenant or obligation made or incurred by the Indemnifying Party under this Agreement and/or the operation of any of Company’s businesses or the businesses of any of its subsidiaries. The Indemnifying Party will not be liable to the indemnified party should a final non-appealable judgment by a court of competent jurisdiction determine that the Claims resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations to indemnify and defend set forth in this section will not apply unless the indemnified party (i) promptly notifies the indemnifying party of any matters in respect to which the indemnity may apply and of which the indemnified party has knowledge; (ii) gives the indemnifying party full opportunity to control the response and the defense, including any settlement, but the indemnifying party shall not settle any such claim or action without the prior written consent of the indemnified party (which consent may not be unreasonably withheld or delayed); and (iii) reasonably cooperates with the indemnifying party, at the indemnifying party’s expense, in the defense or settlement thereof. The indemnified party may participate, at its own expense, in the defense and in any settlement discussions directly or through counsel of its choice on a monitoring and non-controlling basis.

6.           Miscellaneous.

(a)          Order of Payment. The Company’s obligation to pay interest to the Holders shall take first priority and must be paid to Holders the interest due out of the net monthly income from the locations acquired using Holders’ funds. and specifically from the Nottingham UK location.

(b)          Prepayment. The Company may prepay any amount outstanding under this Debenture without penalty.

(c)          Capital Raise Notice. In the event that the Company conducts a capital raise while the notes are outstanding, the Company must provide Holders with sixty (60) days’ notice and ability to request redemption of the Debenture or any portion thereof. In the event no capital raise is conducted for a period of eighteen (18) months after the issuance of the Debenture, Holders shall have the right to request redemption of the Debenture or any portion thereof for a period of sixty (60) days following the eighteen (18) month anniversary of the issuance of the Debenture.

(d)           No Less Favorable Terms than Ostrich Investment LLC or Its Affiliate. In the event Ostrich Investment, LLC or its affiliate makes an investment, the terms herein shall be no less favorable than the terms provide to Ostrich Investment LLC and/or its affiliates.

(e)          Fee-Shifting Provision. In the event of litigation concerning this Debenture, the prevailing party’s legal fees will be paid by the other party. If both parties receive a judgment in any monetary amount, the court will determine the prevailing party, taking into consideration the merits of the claims asserted by each party, the amount of the judgment received by each party, and the relative equities between the parties.

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(f)          Assignability. Neither party may assign its interest in this Debenture without first securing the prior express written permission of the other party, which permission shall not be unreasonably withheld.

(g)          Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number (704) 366-2463, Attn: Chief Executive Officer or such other facsimile number or address as the Company may specify for such purpose by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section or by electronic mail, receipt confirmed in each case, (ii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.

(h)          Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(i)          Governing Law; Venue. This Debenture shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Debenture shall be instituted exclusively in any Federal or State court of competent jurisdiction within the State of Delaware, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any Federal or State court of competent jurisdiction within the State of Delaware in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a Federal or State court of competent jurisdiction within the State of Delaware, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

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(j)          Waiver. Any waiver by the Company or the Holders of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holders to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holders must be in writing.

(k)         Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(l)          Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(m)         Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

CHANTICLEER HOLDINGS, INC.

Signature:
Name: Michael Pruitt
Title: Chief Executive Officer

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ATTACHMENT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert amounts outstanding under the 6% Convertible Note of Chanticleer Holdings, Inc., a Delaware corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holders for any conversion, except for such transfer taxes, if any.

Date to Effect Conversion:            _________________________

(if not date is set, conversion date shall be the date this notice is received)

Amount of Debenture to be Converted:          $________________________

Signature:
Name:
Address: